EXHIBIT 21.1
                                                                    ------------





                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


SUBSIDIARY                          PLACE OF INCORPORATION      D/B/A NAME
----------------------------------------------------------------------------------------------
Personics Corporation               Delaware, USA               Personics Corporation

WorkGroup GmbH i.L.                 Germany                     N/A

Kurt Software GmbH i.L.*            Germany                     N/A

Auxilor, Inc.                       Delaware, USA               Auxilor, Inc.

Datawatch International Limited     England and Wales           Datawatch International Limited

Datawatch GmbH**                    Germany                     Datawatch GmbH

Datawatch France SARL**             France                      Datawatch France SARL

Datawatch Pty Ltd.**                Australia                   Datawatch Pty Ltd.

Datawatch Europe Limited**          England and Wales           Datawatch Europe Limited



* All of the shares of capital stock of Kurt Software GmbH i.L. (formerly Pole Position Software GmbH) are owned by WorkGroup GmbH i.L.

** All of the shares of capital stock of Datawatch GmbH, Datawatch France SARL, Datawatch Pty Ltd. and Datawatch Europe Limited are owned by Datawatch International Limited.